EXHIBIT 10.1

[ORTHOFIX LETTERHEAD]

November 20, 2007

Mr. Bradley R. Mason
C/O BREG, Inc.
2611 Commerce Way
Vista, CA 92081

Re:	Amendment to Employment Agreement

Dear Mr. Mason:

Reference is made to that certain Employment Agreement dated November 20, 2003 (the “Employment Agreement”) by and between you and Orthofix International N.V., a company organized under the laws of the Netherlands Antilles (the “Company”).  By execution of this letter agreement, the parties hereby amend the Employment Agreement such that the text of Section 2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“2.           Term.

ORTHOFIX hereby agrees to employ Employee through December 31, 2008, unless sooner terminated as provided in Sections 6 and 7 of this Agreement.  In addition, if a Change of Control (as defined in Section 8(d)) occurs when less than one year remains prior to the expiration of Employee’s term of employment hereunder, such term shall be automatically extended until the first anniversary of the date on which the Change of Control first occurred.  The period during which Employee is employed by ORTHOFIX hereunder is referred to herein as the “Employment Period.””

Except as expressly modified and superseded by this letter agreement, you and the Company each hereby (a) ratify and confirm the Employment Agreement, (b) agree that the same shall continue in full force and effect, and (c) agree that the same are the legal, valid and binding obligations of you and Company, enforceable against you and the Company in accordance with its respective terms.  This letter agreement may be executed in two or more counterparts, any one of which need contain the signature of only one party but all of which together shall constitute one and the same instrument.

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If you are in agreement with the foregoing, please so indicate by affixing your signature where indicated below.

ORTHOFIX INTERNATIONAL N.V.

	By:	/s/ Alan W. Milinazzo
Alan W. Milinazzo
Chief Executive Officer

Agreed to this ___ day of November, 2007.

/s/ Bradley R. Mason
Bradley R. Mason